Exhibit 99.1

Press Release

Dollarama Group L.P. and Dollarama Group Holdings L.P. to Report

Fourth Quarter and Fiscal Year 2009 Results

MONTREAL, (March 23, 2009) – Dollarama Group L.P., the leading operator of dollar discount stores in Canada, will report its financial results for the fourth quarter and fiscal year ended February 1, 2009, on Friday, April 17, 2009.

Dollarama Group L.P.’s Chief Executive Officer, Mr. Larry Rossy, will hold a conference call for investors on Monday, April 20, 2009, at 3:00 p.m. EDT to discuss the company’s results. To participate in the call, please dial (514) 868-1042 or (866) 862-3897.

This conference call will be recorded and available for replay beginning two hours after the end of the call and will be available through Monday, April 27th, 2009. To access the replay, please dial (514) 861-2272 or (800) 408-3053, then the access number 1721161#.

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About Dollarama Group L.P.

Dollarama is the leading operator of dollar discount stores in Canada. Currently, the company operates more than 565 stores, each offering a broad assortment of quality everyday merchandise sold in individual or multiple units primarily at fixed prices of $1.00, $1.25, $1.50 and $2.00. All stores are company-operated, and nearly all are located in high traffic areas such as strip malls and shopping centers in various locations, including metropolitan areas, mid-sized cities, and small towns. In 1910, the company was established as a single variety store in Québec.

For information:

Robert Coallier

Chief Financial Officer

(514) 737-1006 x1238

robert.coallier@dollarama.com

Alex Stanton

Stanton Public Relations & Marketing

(212) 366-5300

astanton@stantonprm.com